UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2014

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Square, Suite 2550 Memphis, Tennessee		38103
(Address of principal executive offices)		(Zip Code)

(901) 522-9300
(Registrant's telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2014, MRI Interventions, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Kimble L. Jenkins, who currently serves as the Company’s Chief Executive Officer. Pursuant to the Employment Agreement, which becomes effective January 1, 2015, Mr. Jenkins will be employed by the Company to serve in the capacity as Chairman of the Company, rather than the Company’s Chief Executive Officer. Except with respect to the capacity in which Mr. Jenkins will be employed by the Company, the terms of the Employment Agreement are the same as the terms of Mr. Jenkins’ current employment agreement, which terms were previously disclosed in a Current Report on Form 8-K filed by the Company on June 21, 2012.

The foregoing description of the Employment Agreement is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI Interventions, Inc.

By:	/s/ Oscar Thomas
Oscar Thomas
Vice President, Business Affairs

Date: December 31, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between the Company and Kimble L. Jenkins, effective as of January 1, 2015